EXHIBIT 99.1

News Release

Investor Contact:	Yasmin Seyal senior vice president & chief financial officer 916-351-8585

Press Contact:	Linda Beech Cutler vice president, corporate communications 916-351-8650

For Immediate Release

GenCorp Signs Definitive Agreement
To Sell GDX Automotive Business

Dividend to be Eliminated to Concentrate on
Transformation Plan

SACRAMENTO, CA — July 19, 2004 — GenCorp Inc. (NYSE: GY) announced today that it has signed a definitive agreement to sell its GDX Automotive business (GDX) to Cerberus Capital Management, L.P., a New York based investment firm. GenCorp will receive $147 million in cash for the business, on a debt-free cash-free basis. The sale, which is subject to regulatory approvals and other customary closing conditions, is expected to close during the Company’s fourth quarter, which ends November 30, 2004.

GenCorp last week announced it had classified GDX as a discontinued operation as of the second quarter of 2004, and the Company recorded a one-time charge in that quarter of $261 million to reflect the estimated disposition value.

“The sale of GDX represents a major step in our effort to transform GenCorp into a more focused entity. This transaction allows us to make available additional assets for investment in our Aerospace and Defense and Real Estate operations, where we believe we can achieve higher returns and growth,” said Terry Hall, chairman of the Board, president and chief executive officer of GenCorp. “Both GenCorp and Cerberus are dedicated to achieving a seamless transition. Our customers will see no difference in the strong commitment of GDX’s employees to the quality and customer service that they have come to expect.”

In addition, GenCorp announced that its Board of Directors decided to eliminate its quarterly dividend on a go forward basis. The Company will redirect the funds it previously used for dividends towards investment in its core businesses.

“The actions announced today, as well as our review of strategic alternatives for our Fine Chemicals business, are all designed to provide the financial flexibility required to execute our transformation plan. We strongly believe that GenCorp’s shareholders, employees and other stakeholders will benefit from the focus on our Aerospace and Defense business and the ability to monetize our substantial real estate assets,” concluded Hall.

Deutsche Bank Securities Inc. acted as a financial advisor to GenCorp Inc. on the sale of its GDX Automotive business.

About Cerberus

Headquartered in New York, Cerberus Capital Management and its affiliated entities manage funds and accounts with capital in excess of $13 billion.

About GenCorp

GenCorp is a technology-based manufacturer with positions in the aerospace and defense, real estate, pharmaceutical fine chemicals and automotive industries. Additional information about GenCorp can be obtained by visiting the Company’s web site at www.GenCorp.com.

Forward-Looking Statements

The statements in this press release regarding the sale of the GDX Automotive business, including the anticipated timing of closing and the expected impact on the Company’s financial results, as well as the Company’s plans for its core businesses and the anticipated use of the funds previously used to pay the quarterly dividends, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties. The consummation of the sale of the GDX Automotive business is subject to a number of conditions, including but not limited to receipt of certain third party and governmental consents and regulatory approvals, including approvals from the lenders under our senior credit facilities, and the absence of any material changes in the GDX Automotive business. As a result, there can be no assurance as to the actual timing or ultimate consummation of the sale. In addition, the Company’s future plans for its core businesses and the use of the funds previously used for dividends are dependent upon the future performance of the core businesses, opportunities for growth and market conditions generally. Actual results may differ from those expressed in the forward-looking statements.